UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 9, 2008

Deltron, Inc.

(Exact name of registrant as specified in its charter)

Nevada

333-130197

86-1147933

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

Sabana Oeste, Restaurante Princessa Marina, 200 Mts Oeste y 100 Norte,

Porton Verde, frente SBC Computadoras, San Jose, Republica de Costa Rica

(Address of principal executive offices)

(Zip Code)

                                                                                506-(8)853-2231

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 9, 2008, Shawn Phillips resigned from all his officer positions with us, principally resigning as President, Chief Financial Officer, Secretary and Treasurer.  Mr. Phillips did not have any disagreements with us on any matter relating to our operations, policies or practices.

On the same date, Randall Fernandez, was appointed as President, Chief Financial Officer, Treasurer and Director, and Hilda Rivera, a current director, was appointed as Secretary.

The following is a brief description of Mr. Fernandez’s business experience:

RANDALL FERNANDEZ graduated with a degree in Odontology from the Universidad Veritas de Costa Rica in March of 2005.

From January 2003 to March 2005, Mr. Fernandez has worked in the capacity as a dental Assistant in the clinic “Guevara y de la O” in San Jose, Costa Rica.  Since being awarded his doctorate in dentistry in March of 2005, he has been working in the capacity of Senior Partner of the “Guevara y de la O” dental clinic where he currently practices.

There have been no transactions with Mr. Fernandez since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant.  There are no family relationships between Mr. Fernandez and any officer or director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTRON, INC.

Date:  September 9, 2008

By:/s/ Randall Fernandez

Name:

Randall Fernandez

Title:

President